EXHIBIT 10.1

CANCABLE INC.

CANCABLE HOLDING CORP.

SECURITIES PURCHASE AGREEMENT

December 31, 2005

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6. Covenants of the Company.		19
6.1	Stop-Orders.	19
6.2	Use of Funds.	19
6.3	Access to Facilities.	19
6.4	Taxes.	20
6.5	Insurance.	21
6.6	Intellectual Property.	22
6.7	Properties.	22
6.8	Confidentiality.	23
6.9	Required Approvals.	23
6.10	Opinion.	24
6.11	Margin Stock.	25
6.12	Financing Right of First Refusal.	25
6.13	Account Agreements.	26

7. Covenants of the Purchaser.		26
7.1	Confidentiality.	26
7.2	Non-Public Information.	27
7.3	Limitation on Acquisition of Common Stock of the Company.	27

8. Covenants of the Company and Purchaser Regarding Indemnification.		27
8.1	Company Indemnification.	27
8.2	Purchaser’s Indemnification.	27
8.3	Offering Restrictions.	28

9. Miscellaneous.		28
9.1	Governing Law.	28
9.2	Survival.	29
9.3	Successors.	29
9.4	Entire Agreement; Maximum Interest.	29
9.5	Severability.	29
9.6	Amendment and Waiver.	29
9.7	Delays or Omissions.	30
9.8	Notices.	30
9.9	Attorneys’ Fees.	31
9.10	Titles and Subtitles.	31
9.11	Facsimile Signatures; Counterparts.	31
9.12	Broker’s Fees.	31
9.13	Construction.	32
9.14	Currency Indemnity.	32
Exhibit “A” FORM OF NOTE		34
Exhibit “B” FORM OF OPTION		35
Exhibit “C” FORM OF TAX OPINION		36
Exhibit “D” FORM OF OPINION		37
Exhibit “E” FORM OF ESCROW AGREEMENT		38

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SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (this “Agreement”) is made and entered into as of December 31, 2005, by and among CANCABLE INC. an Ontario Corporation, (the “Company”) and CANCABLE HOLDING CORP., a Delaware corporation (“Cancable Parent”), and LAURUS MASTER FUND, LTD., a Cayman Islands company (the “Purchaser”).

RECITALS:

WHEREAS, the Company has authorized the sale to the Purchaser of a Secured Term Note in the aggregate principal amount of Six Million Eight Hundred Sixty-Five Thousand Dollars in lawful money of the United States (USD6,865,000) (as amended, modified or supplemented from time to time, the “Note”);

WHEREAS, Cancable Parent wishes to issue an option (as amended, modified or supplemented from time to time, the “Option”) to the Purchaser to purchase up to 49% of the common stock of Cancable Parent (subject to adjustment as set forth therein), in connection with Purchaser’s purchase of the Note;

WHEREAS, Purchaser desires to acquire the Note and the Option on the terms and conditions set forth herein; and

WHEREAS, the Company desires to issue the Note and Cancable Parent desires to issue and sell the Option to Purchaser on the terms and conditions set forth herein.

AGREEMENT:

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises, representations, warranties and covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	Agreement to Issue and Acquire.

Pursuant to the terms and conditions set forth in this Agreement, on the Closing Date (as defined in Section 3), the Company shall issue to the Purchaser, and the Purchaser shall acquire from the Company the Note. The offer and issuance of the Note purchased on the Closing Date shall be known as the “Offering”. A form of the Note is annexed hereto as Exhibit “A”. The Note will mature on the Maturity Date (as defined in the Note). Collectively, the Note and the Option are referred to as the “Securities”.

2.	Fees and Option.

On the Closing Date:

(a)
Cancable Parent will issue and deliver to the Purchaser the Option. The Option must be delivered on the Closing Date. A form of the Option is annexed hereto as Exhibit B. All the representations, covenants, warranties, undertakings, and indemnification, and other rights made or granted to or for the benefit of the Purchaser by the Company are hereby also made and granted in respect of the Option and shares of the Company’s Common Stock issuable upon exercise of the Option (the “Option Shares”).

(b)
Subject to the terms of Section 2(d) below, the Company shall pay to Laurus Capital Management, LLC, the manager of the Purchaser, a closing payment in an amount equal to three and one-half percent (3.50%) of the aggregate principal amount of the Note. The foregoing fee is referred to herein as the “Closing Payment”.

(c)
The Company shall reimburse the Purchaser for its reasonable expenses (including legal fees and expenses) incurred in connection with the preparation and negotiation of this Agreement and the Related Agreements (as hereinafter defined), and expenses incurred in connection with the Purchaser’s due diligence review of the Company and its Subsidiaries (as defined in Section 6.5) and all related matters. Amounts required to be paid under this Section 2(c) will be paid on the Closing Date and shall be USD15,000 (plus any amounts charged by the Purchaser’s local Canadian counsel and/or related to registration and filing expenses in connection with the granting and perfection of the Purchaser’s security interests) for such expenses referred to in this Section 2(c).

(d)
The Closing Payment and the expenses referred to in the preceding clause (c) shall be paid at Closing (as defined below) out of funds held pursuant to the Escrow Agreement (as defined below) and a disbursement letter (the “Disbursement Letter”).

3.	Closing, Delivery and Payment.

3.1	Closing.

Subject to the terms and conditions herein, the closing of the transactions contemplated hereby (the “Closing”), shall take place on the date hereof, at such time or place as the Company and Purchaser may mutually agree (such date is hereinafter referred to as the “Closing Date”). The Company acknowledges that the Purchaser’s obligation to fund the purchase price for the Note is conditioned upon the Company’s satisfaction of the items and matters contained in the closing checklist to be supplied by the Purchaser to the Company.

3.2	Delivery.

Pursuant to the Escrow Agreement, at the Closing on the Closing Date, the Company and Cancable Parent will deliver to the Purchaser, among other things, the Note and the Option and the Purchaser will deliver to the Company, among other things, the amounts set forth in the Disbursement Letter, by certified funds or wire transfer.

4.	Representations and Warranties of the Company.

Each of the Company and Cancable Parent hereby represents and warrants to the Purchaser as follows (it being acknowledged and agreed that each representation and warranty made hereunder gives effect to the acquisition of all of the issued and outstanding shares of the Company by Cancable Parent and, to the extent applicable thereto, each representation and warranty made hereunder shall be deemed to make reference to the transactions contemplated by this Agreement and all Related Agreements).

4.1	Organization, Good Standing and Qualification.

Each of the Company, Cancable Parent, and each of their respective Subsidiaries is a corporation, partnership or limited liability company, as the case may be, duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Each of the Company, Cancable Parent, and each of their respective Subsidiaries has the power (corporate and otherwise) and authority to own and operate its properties and assets, to execute and deliver (i) this Agreement, (ii) the Note and the Option, (iii) the Escrow Agreement dated as of the date hereof among the Company, the Purchaser and the escrow agent referred to therein, substantially in the form of Exhibit D hereto (as amended, modified or supplemented from time to time, the “Escrow Agreement”), (iv) the Guarantee dated the date hereof executed by Creative Vistas, Inc., Cancable Parent, Cancable, Inc., Creative Vistas Acquisition Corp., A.C. Technical Systems Ltd. and Iview Digital Video Solutions Inc. (collectively, the “Guarantors”) in favour of the Purchaser, (the “Guarantee”) (v) the Master Security Agreement dated the date hereof granted by the Company and the Guarantors in favour of the Purchaser, (the “Master Security Agreement”) and (vi) the Share Pledge Agreement dated the date hereof granted by the Company, Creative Vistas, Inc., Cancable Parent and Creative Vistas Acquisition Corp. in favour of the Purchaser (the “Share Pledge Agreement”) and (vii) of all other agreements related to this Agreement and the Note and referred to herein (the preceding clauses (ii) through (vii), collectively, the “Related Agreements”), to issue and sell the Note, to issue and sell the Option and the Option Shares, and to carry out the provisions of this Agreement and the Related Agreements and to carry on its business as presently conducted. Each of the Company, Cancable Parent, and each of their respective Subsidiaries is duly qualified and is authorized to do business and is in good standing as a foreign corporation, partnership or limited liability company, as the case may be, in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so has not, or could not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, assets, liabilities, condition (financial or otherwise), properties, operations or prospects of the Company, Cancable Parent, and their respective Subsidiaries, taken as a whole (a “Material Adverse Effect”).

4.2	Subsidiaries.

Each direct and indirect Subsidiary of each of the Company, Cancable Parent, the direct owner of such Subsidiary and its percentage ownership thereof, is set forth on Schedule 4.2. For the purpose of this Agreement, a “Subsidiary” of any person or entity means (i) a corporation or other entity whose shares of stock or other ownership interests having ordinary voting power (other than stock or other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the directors of such corporation, or other persons or entities performing similar functions for such person or entity, are owned, directly or indirectly, by such person or entity or (ii) a corporation or other entity in which such person or entity owns, directly or indirectly, more than 50% of the equity interests at such time.

4.3	Capitalization; Voting Rights.

(a)
The authorized capital stock of the Company as of the date hereof consists of an unlimited number of common shares, of which 31,816,716 shares are issued and outstanding, and an unlimited number of Class A convertible, retractable, cumulative, voting preference shares, of which 0 shares are issued and outstanding. The authorized capital stock of Cancable Parent consists of 1,000 shares of Common Stock, USD0.01 par value per share, of which 51 shares of Common Stock are issued and outstanding. The authorized, issued and outstanding capital stock of each Subsidiary of the Company and of Cancable Parent is set forth on Schedule 4.3(a).

(b)
Except as disclosed on Schedule 4.3(b), other than: (i) the shares reserved for issuance under the Company’s stock option plans; (ii) shares which may be granted pursuant to this Agreement and the Related Agreements, and (iii) those shares issued or reserved for issuance to the Purchaser, there are no outstanding options, warrants, rights (including conversion or pre-emptive rights and rights of first refusal), proxy or stockholder agreements, or arrangements or agreements of any kind for the purchase or acquisition from the Company of any of its securities. Except as disclosed on Schedule 4.3(b), neither the offer, issuance or sale of any of the Note or the Option, or the issuance of any of the Option Shares, nor the consummation of any transaction contemplated hereby will result in a change in the price or number of any securities of the Company outstanding, under anti-dilution or other similar provisions contained in or affecting any such securities.

(c)
All issued and outstanding shares of the Company’s common stock (the “Company Common Stock”): (i) have been duly authorized and validly issued and are fully paid and non-assessable; and (ii) were issued in compliance with all applicable provincial and federal laws concerning the issuance of securities. All issued and outstanding shares of the Cancable Parent’s common stock (the “Cancable Parent Common Stock”): (i) have been duly authorized and validly issued and are fully paid and non-assessable; and (ii) were issued in compliance with all applicable state and federal laws concerning the issuance of securities.

(d)
The rights, preferences, privileges and restrictions of the shares of the Company Common Stock are as stated in the Company’s Certificate of Incorporation (the “Company Charter”). The rights, preferences, privileges and restrictions of the shares of the Cancable Parent Common Stock are as stated in the Cancable Parent’s Certificate of Incorporation (the “Cancable Parent Charter”). The Option Shares have been duly and validly reserved for issuance. When issued in compliance with the provisions of this Agreement, the Company’s Charter and/or the Cancable Parent’s Charter, as applicable, the Securities will be validly issued, fully paid and non-assessable, and will be free of any liens or encumbrances; provided, however, that the Securities may be subject to restrictions on transfer under state, provincial and/or federal securities laws as set forth herein or as otherwise required by such laws at the time a transfer is proposed or pursuant to the terms of the Securities or of related shareholder or similar agreements entered into by the Purchaser.

4.4	Authorization; Binding Obligations.

All corporate, partnership or limited liability company, as the case may be, action on the part of the Company, Cancable Parent, and each of their respective Subsidiaries (including their respective officers and directors) necessary for the authorization of this Agreement and the Related Agreements, the performance of all obligations of the Company and its Subsidiaries hereunder and under the other Related Agreements at the Closing and, the authorization, sale, issuance and delivery of the Note and the Option has been taken or will be taken prior to the Closing. This Agreement and the Related Agreements, when executed and delivered and to the extent it is a party thereto, will be valid and binding obligations of each of the Company, Cancable Parent, and each of their respective Subsidiaries, enforceable against each such person in accordance with their terms, except:

(a)	as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights; and

(b)	general principles of equity that restrict the availability of equitable or legal remedies.

The sale of the Note is not and will not be subject to any pre-emptive rights or rights of first refusal that have not been properly waived or complied with. The issuance of the Option and the subsequent exercise of the Option for the Option Shares are not and will not be subject to any pre-emptive rights or rights of first refusal that have not been properly waived or complied with.

4.5	Liabilities.

Neither the Company, Cancable Parent, nor any of their respective Subsidiaries has any contingent liabilities, except current liabilities incurred in the ordinary course of business, liabilities disclosed in the Cancable Financial Statements (as defined below) and/or the consolidated balance sheet of the Company as at November 30, 2005 and liabilities set forth on Schedule 4.5.

4.6	Agreements; Action.

Except as set forth on Schedule 4.6:

(a)
other than those among the Company, Cancable Parent and any one or more of their respective Subsidiaries, there are no agreements, understandings, instruments, contracts, proposed transactions, judgments, orders, writs or decrees to which the Company, Cancable Parent, or any of their respective Subsidiaries is a party or by which it is bound which may involve: (i) obligations (contingent or otherwise) of, or payments to, the Company, Cancable Parent, or any of their respective Subsidiaries in excess of USD100,000 (other than obligations of, or payments to, the Company, Cancable Parent, or any of their respective Subsidiaries (1) to the Purchaser and (2) arising from purchase or sale agreements entered into in the ordinary course of business); or (ii) the transfer or license of any patent, copyright, trade secret or other proprietary right to or from the Company, Cancable Parent (other than licenses arising from the purchase of “off the shelf” or other standard products); or (iii) provisions restricting the development, manufacture or distribution of the Company, Cancable Parent, or any of their respective Subsidiaries’ products or services; or (iv) indemnification by the Company, Cancable Parent, or any of their respective Subsidiaries with respect to infringements of proprietary rights.

(b)
Since November 30, 2004 (the “Balance Sheet Date”), neither the Company, Cancable Parent, nor any of their respective Subsidiaries has: (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock; (ii) incurred any indebtedness for money borrowed or any other liabilities (other than ordinary course obligations) individually in excess of USD100,000 or, in the case of indebtedness and/or liabilities individually less than USD100,000, in excess of USD200,000 in the aggregate; (iii) made any loans or advances to any person not in excess, individually or in the aggregate, of USD100,000, other than ordinary course advances for travel expenses; or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business.

(c)
For the purposes of subsections (a) and (b) above, all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same person or entity (including persons or entities the Company, Cancable Parent, or any of their respective Subsidiaries has reason to believe are affiliated therewith) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such subsections.

(d)
The Company makes and keep books, records, and accounts, that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the Company’s assets. The Company maintains internal control over financial reporting (“Financial Reporting Controls”) designed by, or under the supervision of, the Company’s principal executive and principal financial officers, and effected by the Company’s board of directors, management, and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with Canadian generally accepted accounting principles (“GAAP”), including that:

(i)	transactions are executed in accordance with management’s general or specific authorization;

(ii)	unauthorized acquisition, use, or disposition of the Company’s assets that could have a material effect on the financial statements are prevented or timely detected;

(iii)
transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, and that the Company’s receipts and expenditures are being made only in accordance with authorizations of the Company’s management and board of directors;

(iv)	transactions are recorded as necessary to maintain accountability for assets; and

(v)	the recorded accountability for assets is compared with the existing assets at reasonable intervals, and appropriate action is taken with respect to any differences.

4.7	Obligations to Related Parties.

Except as set forth on Schedule 4.7, there are no obligations of the Company, Cancable Parent, or any of their respective Subsidiaries to officers, directors, stockholders or employees of the Company, Cancable Parent, or any of their respective Subsidiaries other than:

(a)	for payment of salary for services rendered and for bonus payments;

(b)	reimbursement for reasonable expenses incurred on behalf of the Company, Cancable Parent, and their respective Subsidiaries;

(c)
for other standard employee benefits made generally available to all employees (including stock option agreements outstanding under any stock option plan approved by the Board of Directors of the Company, Cancable Parent, and each of their Subsidiary, as applicable); and

(d)	obligations listed in the Company’s, Cancable Parent’s, and each of their respective Subsidiaries’ Financial Statements.

Except as described above or set forth on Schedule 4.7, to the best of the Company’s and Cancable Parent’s knowledge, none of the officers, directors, key employees or stockholders of the Company, Cancable Parent, or any of their respective Subsidiaries or any members of their immediate families, are indebted to the Company, Cancable Parent, or any of their respective Subsidiaries, individually or in the aggregate, in excess of USD50,000 or have any direct or indirect ownership interest in any firm or corporation with which the Company, Cancable Parent, or any of their respective Subsidiaries is affiliated or with which the Company, Cancable Parent, or any of their respective Subsidiaries has a business relationship, or any firm or corporation which competes with the Company, Cancable Parent, or any of their respective Subsidiaries, other than passive investments in publicly traded companies (representing less than two percent (2%) of such company) which may compete with the Company, Cancable Parent, or any of their respective Subsidiaries. Except as described above, no officer, director or stockholder, or any member of their immediate families, is, directly or indirectly, interested in any material contract with the Company, Cancable Parent, or any of their respective Subsidiaries and no agreements, understandings or proposed transactions are contemplated between the Company, Cancable Parent, or any of their respective Subsidiaries and any such person. Except as set forth on Schedule 4.7, neither the Company, Cancable Parent, nor any of their respective Subsidiaries is a guarantor or indemnitor of any indebtedness of any other person, firm or corporation.

4.8	Changes.

Since the Balance Sheet Date, except as disclosed in any Schedule to this Agreement or to any of the Related Agreements, there has not been:

(a)
any change in the business, assets, liabilities, condition (financial or otherwise), properties, operations or prospects of the Company, Cancable Parent, or any of their respective Subsidiaries, which individually or in the aggregate has had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

(b)	any resignation or termination (constructive or otherwise) of any officer, key employee or group of employees of the Company, Cancable Parent, or any of their respective Subsidiaries;

(c)
any material change, except in the ordinary course of business, in the contingent obligations of the Company, Cancable Parent, or any of their respective Subsidiaries by way of guaranty, endorsement, indemnity, warranty or otherwise;

(d)	any damage, destruction or loss, whether or not covered by insurance, has had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

(e)	any waiver by the Company, Cancable Parent, or any of their respective Subsidiaries of a valuable right or of a material debt owed to it;

(f)
any direct or indirect loans made by the Company, Cancable Parent, or any of their respective Subsidiaries to any stockholder, employee, officer or director of the Company, Cancable Parent, or any of their respective Subsidiaries, other than advances made in the ordinary course of business;

(g)	any material increase in any compensation arrangement or agreement with any key employee, officer, director or stockholder of the Company, Cancable Parent or any of their respective Subsidiaries;

(h)	any declaration or payment of any dividend or other distribution of the assets of the Company, Cancable Parent or any of their respective Subsidiaries;

(i)	any labor organization activity related to the Company, Cancable Parent or any of their respective Subsidiaries;

(j)
any debt, obligation or liability incurred, assumed or guaranteed by the Company, Cancable Parent or any of their respective Subsidiaries in excess of a principal amount of USD300,000 in the aggregate, except those for immaterial amounts and for current liabilities incurred in the ordinary course of business;

(k)
any sale, assignment or transfer of any material patents, trademarks, copyrights, trade secrets or other intangible assets owned by the Company, Cancable Parent or any of their respective Subsidiaries other than in the ordinary course of business;

(l)
any change in any material agreement to which the Company, Cancable Parent or any of their respective Subsidiaries is a party or by which either the Company, Cancable Parent or any of their respective Subsidiaries is bound which either individually or in the aggregate has had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

(m)
any other event or condition of any character that, either individually or in the aggregate, has had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; or

(n)	any arrangement or commitment by the Company, Cancable Parent or any of their respective Subsidiaries to do any of the acts described in subsection (a) through (m) above.

4.9	Title to Properties and Assets; Liens, Etc.

Except as set forth on Schedule 4.9, each of the Company, Cancable Parent and each of their respective Subsidiaries has good and marketable title to its properties and assets, and good title to its leasehold estates, in each case subject to no mortgage, pledge, lien, lease, encumbrance or charge, other than:

(a)	those resulting from taxes which have not yet become delinquent;

(b)
minor liens and encumbrances which do not materially detract from the value of the property subject thereto or materially impair the operations of the Company, Cancable Parent or any of their respective Subsidiaries; and

(c)	those that have otherwise arisen in the ordinary course of business.

All facilities, machinery, equipment, fixtures, vehicles and other properties owned, leased or used by the Company, Cancable Parent and their respective Subsidiaries are in operating condition and repair and are reasonably fit and usable for the purposes for which they are being used. Except as set forth on Schedule 4.9, the Company, Cancable Parent and their respective Subsidiaries are in material compliance with all material terms of each lease to which it is a party or is otherwise bound.

4.10	Intellectual Property.

(a)
Each of the Company, Cancable Parent and each of their respective Subsidiaries owns or possesses sufficient legal rights to all patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and other proprietary rights and processes necessary for its business as now conducted and to the Company’s knowledge, as presently proposed to be conducted (the “Intellectual Property”), without any known infringement of the rights of others. Except as set forth on Schedule 4.10(a), there are no outstanding options, licenses or agreements of any kind relating to the foregoing proprietary rights, nor is the Company, Cancable Parent or any of their respective Subsidiaries bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and other proprietary rights and processes of any other person or entity other than such licenses or agreements arising from the purchase of “off the shelf” or standard products.

(b)
Neither the Company, Cancable Parent nor any of their respective Subsidiaries has received any communications alleging that any of the Company, Cancable Parent or any of their respective Subsidiaries has violated any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity, nor is the Company, Cancable Parent or any of their respective Subsidiaries aware of any basis therefor.

(c)
The Company does not believe it is or will be necessary to utilize any inventions, trade secrets or proprietary information of any of its employees made prior to their employment by the Company, Cancable Parent or any of their respective Subsidiaries, except for inventions, trade secrets or proprietary information that have been rightfully assigned to the Company, Cancable Parent or any of their respective Subsidiaries.

4.11	Compliance with Other Instruments.

Neither the Company, Cancable Parent nor any of their respective Subsidiaries is in violation or default of (x) any term of its Charter or Bylaws, or (y) of any provision of any indebtedness, mortgage, indenture, contract, agreement or instrument to which it is party or by which it is bound or of any judgment, decree, order or writ, which violation or default, in the case of this clause (y), has had, or could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. The execution, delivery and performance of and compliance with this Agreement and the Related Agreements to which it is a party, and the issuance and sale of the Note by the Company and the other Securities by the Company and Cancable Parent each pursuant hereto and thereto, will not, with or without the passage of time or giving of notice, result in any such violation, or be in conflict with or constitute a default under any such term or provision, or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company, Cancable Parent or any of their respective Subsidiaries or the suspension, revocation, impairment, forfeiture or non-renewal of any permit, license, authorization or approval applicable to the Company, its business or operations or any of its assets or properties that could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

4.12	Litigation.

Except as set forth on Schedule 4.12 hereto, there is no action, suit, proceeding or investigation pending or, to the Company’s, or Cancable Parent’s knowledge, currently threatened against the Company or Cancable Parent or any of their respective Subsidiaries that prevents the Company or Cancable Parent or any of their respective Subsidiaries from entering into this Agreement or the other Related Agreements, or from consummating the transactions contemplated hereby or thereby, or which has had, or could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect or any change in the current equity ownership of the Company or Cancable Parent or any of their respective Subsidiaries, nor is the Company or Cancable Parent aware that there is any basis to assert any of the foregoing. Neither the Company, Cancable Parent nor any of their respective Subsidiaries is a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Company or Cancable Parent or any of their respective Subsidiaries currently pending or which the Company or Cancable Parent or any of their respective Subsidiaries intends to initiate.

4.13	Tax Returns and Payments.

Except as set forth on Schedule 4.13, each of the Company, Cancable Parent and each of their respective Subsidiaries has timely filed or received an extension to file all tax returns (federal, state and local) required to be filed by it. Except as set forth on Schedule 4.13, all taxes shown to be due and payable on such returns, any assessments imposed, and all other taxes due and payable by the Company, Cancable Parent or any of their respective Subsidiaries on or before the Closing, have been paid or will be paid prior to the time they become delinquent unless the Company, Cancable Parent or such Subsidiary is contesting such taxes in good faith and has allocated sufficient reserves. Except as set forth on Schedule 4.13, neither the Company, Cancable Parent nor any of their respective Subsidiaries has been advised:

(a)	that any of its returns, federal, state, provincial or other, have been or are being audited as of the date hereof; or

(b)	of any deficiency in assessment or proposed judgment to its federal, state, provincial or other taxes.

The Company, Cancable Parent has no knowledge of any liability of any tax to be imposed upon its properties or assets as of the date of this Agreement for which a sufficient and appropriate reserve has not been made (if determined reasonable and necessary by management of the Company and/or Cancable Parent in the exercise of its reasonable business judgment).

4.14	Employees.

Except as set forth on Schedule 4.14, neither the Company, Cancable Parent nor any of their respective Subsidiaries has any collective bargaining agreements with any of its employees. There is no labor union organizing activity pending or, to the Company’s, or Cancable Parent’s knowledge, threatened with respect to the Company, Cancable Parent or any of their respective Subsidiaries. Except as disclosed on Schedule 4.14, neither the Company, Cancable Parent nor any of their respective Subsidiaries is a party to or bound by any currently effective employment contract, deferred compensation arrangement, bonus plan, incentive plan, profit sharing plan, retirement agreement or other employee compensation plan or agreement. To the Company’s, and Cancable Parent’s knowledge, no employee of the Company, or Cancable Parent or any of their respective Subsidiaries, nor any consultant with whom the Company, Cancable Parent or any of their respective Subsidiaries has contracted, is in violation of any term of any employment contract, proprietary information agreement or any other agreement relating to the right of any such individual to be employed by, or to contract with, the Company, Cancable Parent or any of their respective Subsidiaries because of the nature of the business to be conducted by the Company, Cancable Parent or any of their respective Subsidiaries; and to the Company’s, and Cancable Parent’s knowledge the continued employment by the Company, Cancable Parent or any of their respective Subsidiaries of its present employees, and the performance of the Company’s, Cancable Parent’s and their respective Subsidiaries’ contracts with its independent contractors, will not result in any such violation. Neither the Company, Cancable Parent nor any of their respective Subsidiaries is aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with their duties to the Company, Cancable Parent or any of their respective Subsidiaries. Neither the Company, Cancable Parent nor any of their respective Subsidiaries has received any notice alleging that any such violation has occurred. Except for employees who have a current effective employment agreement with the Company, Cancable Parent or any of their respective Subsidiaries, no employee of the Company, Cancable Parent or any of their respective Subsidiaries has been granted the right to continued employment by the Company, Cancable Parent or any of their respective Subsidiaries or to any material compensation following termination of employment with the Company, Cancable Parent or any of their respective Subsidiaries (other than as required law). Except as set forth on Schedule 4.14, the Company is not aware that any officer, key employee or group of employees intends to terminate his, her or their employment with the Company, Cancable Parent or any of their respective Subsidiaries, nor does the Company, Cancable Parent or any of their respective Subsidiaries have a present intention to terminate the employment of any officer, key employee or group of employees.

4.15	Registration Rights and Voting Rights.

Except (i) in connection with this Agreement and the Related Agreements, and (ii) as set forth on Schedule 4.15, neither the Company, Cancable Parent nor any of their respective Subsidiaries is presently under any obligation, and neither the Company, Cancable Parent nor any of their respective Subsidiaries has granted any rights to register any of the Company’s, Cancable Parent’s or their respective Subsidiaries’ presently outstanding securities or any of its securities that may hereafter be issued. Except as set forth on Schedule 4.15 to the Company’s, and Cancable Parent’s knowledge, no stockholder of the Company, Cancable Parent or any of their respective Subsidiaries has entered into any agreement with respect to the voting of equity securities of the Company, Cancable Parent or any of their respective Subsidiaries.

4.16	Compliance with Laws; Permits.

Neither the Company, Cancable Parent nor any of their respective Subsidiaries is in violation of any applicable statute, rule, regulation, order or restriction of any domestic or foreign government or any instrumentality or agency thereof in respect of the conduct of its business or the ownership of its properties which has had, or could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. No governmental orders, permissions, consents, approvals or authorizations are required to be obtained and no registrations or declarations are required to be filed in connection with the execution and delivery of this Agreement or any other Related Agreement and the issuance of any of the Securities, except such as has been duly and validly obtained or filed, or with respect to any filings that must be made after the Closing, as will be filed in a timely manner. Each of the Company, Cancable Parent and their respective Subsidiaries has all material franchises, permits, licenses and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

4.17	Environmental and Safety Laws.

Neither the Company, Cancable Parent nor any of their respective Subsidiaries is in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety, and to its knowledge, no material expenditures are or will be required in order to comply with any such existing statute, law or regulation. Except as set forth on Schedule 4.17, no Hazardous Materials (as defined below) are used or have been used, stored, or disposed of by the Company, Cancable Parent or any of their respective Subsidiaries or, to the Company’s, or Cancable Parent’s knowledge, by any other person or entity on any property owned, leased or used by the Company, Cancable Parent or any of their respective Subsidiaries. For the purposes of the preceding sentence, “Hazardous Materials” shall mean:

(a)
materials which are listed or otherwise defined as “hazardous” or “toxic” under any applicable local, state, provincial, federal and/or foreign laws and regulations that govern the existence and/or remedy of contamination on property, the protection of the environment from contamination, the control of hazardous wastes, or other activities involving hazardous substances, including building materials; or

(b)	any petroleum products or nuclear materials.

4.18	Valid Offering.

Assuming the accuracy of the representations and warranties of the Purchaser contained in this Agreement, the offer, sale and issuance of the Securities will be exempt from the prospectus and registration requirements of the Securities Act (Ontario) (the “Securities Act”) and from the registration requirements of the Securities Act of 1933, as amended (the “US Securities Act”), and will have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state and provincial securities laws.

4.19	Full Disclosure.

Each of the Company, Cancable Parent and each of their respective Subsidiaries has provided the Purchaser with all information requested by the Purchaser in connection with its decision to purchase the Note and the Option, including all information the Company, Cancable Parent and their respective Subsidiaries believe is reasonably necessary to make such investment decision. Neither this Agreement, the Related Agreements, the exhibits and schedules hereto and thereto nor any other document delivered by the Company, Cancable Parent or any of their respective Subsidiaries to Purchaser or its attorneys or agents in connection herewith or therewith or with the transactions contemplated hereby or thereby, contain any untrue statement of a material fact nor omit to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances in which they are made, not misleading. Any financial projections and other estimates provided to the Purchaser by the Company or any of its Subsidiaries were based on the Company’s, Cancable Parent’s and their respective Subsidiaries’ experience in the industry and on assumptions of fact and opinion as to future events which the Company, Cancable Parent or any of their respective Subsidiaries, at the date of the issuance of such projections or estimates, believed to be reasonable.

4.20	Insurance.

Each of the Company, Cancable Parent and each of their respective Subsidiaries has general commercial, product liability, fire and casualty insurance policies with coverages which the Company believes are customary for companies similarly situated to each of the Company, Cancable Parent and their respective Subsidiaries in the same or similar business.

4.21	Financial Statements.

The Company has furnished the Purchaser with copies of: the Company’s and its subsidiaries’ consolidated audited balance sheet, statement of retained earnings, statement of operations and statement of cash flows for the fiscal years ended 2004, 2003 and 2002 (collectively, the “Cancable Financial Statements”). Such Cancable Financial Statements have been prepared in accordance with generally accepted accounting principles as in effect in Canada, in each case, applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed) and fairly present in all material respects the financial condition, the results of operations, the retained earnings and the cash flows of Cancable and its subsidiaries, as of, and for, the periods presented in, each such Cancable Financial Statement.

4.22	Dilution.

Cancable Parent specifically acknowledges that its obligation to issue the shares of Cancable Parent Common Stock upon exercise of the Option is binding upon Cancable Parent and enforceable regardless of the dilution such issuance may have on the ownership interests of other shareholders of Cancable Parent.

4.23	Patriot Act.

The Company certifies that, to the best of Company’s, and Cancable Parent’s knowledge, neither the Company, Cancable Parent nor any of their respective Subsidiaries has been designated, and is not owned or controlled, by a “suspected terrorist” as defined in Executive Order 13224. The Company hereby acknowledges that the Purchaser seeks to comply with all applicable laws concerning money laundering and related activities. In furtherance of those efforts, the Company hereby represents, warrants and agrees that: (i) none of the cash or property that the Company, Cancable Parent or any of their respective Subsidiaries will pay or will contribute to the Purchaser has been or shall be derived from, or related to, any activity that is deemed criminal under United States law; and (ii) no contribution or payment by the Company, Cancable Parent or any of their respective Subsidiaries to the Purchaser, to the extent that they are within the Company’s, Cancable Parent’s and/or their respective Subsidiaries’ control shall cause the Purchaser to be in violation of the United States Bank Secrecy Act, the United States International Money Laundering Control Act of 1986 or the United States International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001. The Company shall promptly notify the Purchaser if any of these representations ceases to be true and accurate regarding the Company, Cancable Parent or any of their respective Subsidiaries. The Company agrees to provide the Purchaser any additional information regarding the Company, Cancable Parent or any of their respective Subsidiaries that the Purchaser deems necessary or convenient to ensure compliance with all applicable laws concerning money laundering and similar activities. The Company understands and agrees that if at any time it is discovered that any of the foregoing representations are incorrect, or if otherwise required by applicable law or regulation related to money laundering similar activities, the Purchaser may undertake appropriate actions to ensure compliance with applicable law or regulation, including but not limited to segregation and/or redemption of the Purchaser’s investment in the Company. The Company further understands that the Purchaser may release confidential information about the Company, Cancable Parent and their respective Subsidiaries and, if applicable, any underlying beneficial owners, to proper authorities if the Purchaser, in its sole discretion, determines that it is in the best interests of the Purchaser in light of relevant rules and regulations under the laws set forth in subsection (ii) above.

4.24	ERISA.

Based upon the Employee Retirement Income Security Act of 1974 (“ERISA”), and the regulations and published interpretations thereunder: (i) neither the Company nor any of its Subsidiaries has engaged in any Prohibited Transactions (as defined in Section 406 of ERISA and Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”)); (ii) each of the Company, Cancable Parent and each of their respective Subsidiaries has met all applicable minimum funding requirements under Section 302 of ERISA in respect of its plans; (iii) neither the Company, Cancable Parent nor any of their respective Subsidiaries has any knowledge of any event or occurrence which would cause the Pension Benefit Guaranty Corporation to institute proceedings under Title IV of ERISA to terminate any employee benefit plan(s); (iv) neither the Company, Cancable Parent nor any of their respective Subsidiaries has any fiduciary responsibility for investments with respect to any plan existing for the benefit of persons other than the Company’s, Cancable Parent’s or such Subsidiary’s employees; and (v) neither the Company, Cancable Parent nor any of their respective Subsidiaries has withdrawn, completely or partially, from any multi-employer pension plan so as to incur liability under the Multiemployer Pension Plan Amendments Act of 1980; which liability is unpaid as of the date hereof.

4.25	Bank Accounts.

Schedule 4.25 sets out each bank account maintained by the Company, Cancable Parent and their respective Subsidiaries which, in the ordinary course of business from time to time, may have in excess of Cdn.$50,000 on deposit.

5.	Representations and Warranties of the Purchaser.

The Purchaser hereby represents and warrants to the Company as follows (such representations and warranties do not lessen or obviate the representations and warranties of the Company set forth in this Agreement):

5.1	No Shorting.

The Purchaser or any of its affiliates and investment partners has not, will not and will not cause any person or entity to directly engage in “short sales” of the Company’s Common Stock as long as the Note shall be outstanding.

5.2	Requisite Power and Authority.

The Purchaser has all necessary power and authority under all applicable provisions of law to execute and deliver this Agreement and the Related Agreements and to carry out their provisions. All corporate action on Purchaser’s part required for the lawful execution and delivery of this Agreement and the Related Agreements have been or will be effectively taken prior to the Closing. Upon their execution and delivery, this Agreement and the Related Agreements will be valid and binding obligations of Purchaser, enforceable in accordance with their terms, except:

(a)	as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights; and

(b)	as limited by general principles of equity that restrict the availability of equitable and legal remedies.

5.3	Investment Representations.

(a)	The Purchaser is resident in the jurisdiction of the Cayman Islands.

(b)	The Purchaser is acquiring the Securities for investment only and not with a view to resale or distribution in violation of any securities laws.

(c)
The Purchaser is not a party to, and is not acting in concert with a person who is party to: (A) an agreement to transfer the Purchaser’s legal or beneficial interest in the Securities; or (B) an agreement to grant a participating interest in the Securities.

(d)
As the Securities purchased hereunder are subject to resale restrictions under the Securities Act, the Purchaser shall comply with all securities laws concerning any resale of the Securities purchased hereunder and shall consult with his, her or its own legal advisors with respect to such compliance.

(e)
If required by applicable securities laws, the Purchaser will execute, deliver, file and otherwise assist the Company in filing such reports, undertakings and other documents with respect to the issuance of the Securities as may be required.

(f)	The Purchaser is purchasing the Securities as principal for its own account and not as a nominee or agent.

(g)	The Purchaser is an “accredited investor” as such term is defined in Rule 45-106 of the Ontario Securities Commission (“OSC”).

(h)
The Purchaser understands that the Securities are being offered and sold pursuant to an exemption from prospectus and registration requirements contained in the Securities Act based upon the Purchaser’s representations contained in this Agreement, including, without limitation, that the Purchaser is an “accredited investor” as such term is defined in Rule 45-106 of the OSC.

(i)	The Purchaser is an “accredited investor” within the meaning of Regulation D under the Securities Act.

(j)
The Purchaser understands that the Securities are being offered and sold pursuant to an exemption from registration contained in the US Securities Act based in part upon Purchaser’s representations contained in the Agreement, including, without limitation, that the Purchaser is an “accredited investor” within the meaning of Regulation D under the U.S. Securities Act.

(k)
The Purchaser confirms that it has received or has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the Note and the Option to be purchased by it under this Agreement and the Option Shares acquired by it upon the exercise of the Option. The Purchaser further confirms that it has had an opportunity to ask questions and receive answers from the Company regarding the Company’s, Cancable Parent’s and their respective Subsidiaries’ business, management and financial affairs and the terms and conditions of the Offering, the Note, the Option and the Securities and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to the Purchaser or to which the Purchaser had access.

5.4	Purchaser Bears Economic Risk.

The Purchaser has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company so that it is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests. The Purchaser must bear the economic risk of this investment until the Securities are sold pursuant to: (i) an effective registration statement under the Securities Act or the US Securities Act; or (ii) an exemption from registration is available with respect to such sale.

5.5	Acquisition for Own Account.

The Purchaser is acquiring the Note, the Option, and the Option Shares for the Purchaser’s own account for investment only, and not as a nominee or agent and not with a view towards or for resale in connection with their distribution.

5.6	Purchaser Can Protect Its Interest.

The Purchaser represents that by reason of its, or of its management’s, business and financial experience, the Purchaser has the capacity to evaluate the merits and risks of its investment in the Note, the Option and the Securities and to protect its own interests in connection with the transactions contemplated in this Agreement and the Related Agreements. Further, Purchaser is aware of no publication of any advertisement in connection with the transactions contemplated in the Agreement or the Related Agreements.

5.7	Legends.

(a)	The Note shall bear substantially the following legend:

“THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE, STATE SECURITIES LAWS. THIS NOTE MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS NOTE UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO CANCABLE INC. THAT SUCH REGISTRATION IS NOT REQUIRED.”

(b)	The Option Shares shall bear a legend which shall be in substantially the following form until such shares are covered by an effective registration statement filed with the SEC:

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS. THESE SHARES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH SECURITIES ACT AND APPLICABLE STATE LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO CANCABLE HOLDING CORP. THAT SUCH REGISTRATION IS NOT REQUIRED.”

6.	Covenants of the Company.

Each of the Company and Cancable Parent covenants and agrees with the Purchaser as follows:

6.1	Stop-Orders.

The Company will advise the Purchaser, promptly after it receives notice of issuance by the OSC, any provincial securities commission or any other regulatory authority of any stop order or of any order preventing or suspending any offering of any securities of the Company, or of the suspension of the qualification of the Common Stock of the Company for offering or sale in any jurisdiction, or the initiation of any proceeding for any such purpose.

6.2	Use of Funds.

The Company agrees that it will use the proceeds of the sale of the Note to repay certain indebtedness of the Company and for general working capital purposes. Cancable Parent agrees that it will use the proceeds of the sale of the Option for working capital purposes.

6.3	Access to Facilities.

To the extent permitted by applicable securities laws and regulations, each of the Company, Cancable Parent and each of their respective Subsidiaries will permit any representatives designated by the Purchaser (or any successor of the Purchaser), upon reasonable advance notice and during normal business hours, at such person’s expense and accompanied by a representative of the Company, to:

(a)	visit and inspect any of the properties of the Company, Cancable Parent or any of their respective Subsidiaries;

(b)
examine the corporate and financial records of the Company, Cancable Parent or any of their respective Subsidiaries (unless such examination is not permitted by federal, state, provincial or local law or by contract) and make copies thereof or extracts therefrom; and

(c)
discuss the affairs, finances and accounts of the Company, Cancable Parent or any of their respective Subsidiaries with the directors, officers and independent accountants of the Company, Cancable Parent or any of their respective Subsidiaries.

Notwithstanding the foregoing, neither the Company, Cancable Parent nor any of their respective Subsidiaries will provide any material, non-public information to the Purchaser unless the Purchaser signs a confidentiality agreement and otherwise complies with Regulation FD, under the federal securities laws.

6.4	Taxes.

Each of the Company, Cancable Parent and each of their respective Subsidiaries will promptly pay and discharge, or cause to be paid and discharged, when due and payable, all lawful taxes, assessments and governmental charges or levies imposed upon the income, profits, property or business of the Company, Cancable Parent and their respective Subsidiaries; provided, however, that any such tax, assessment, charge or levy need not be paid if the validity thereof shall currently be contested in good faith by appropriate proceedings and if the Company, Cancable Parent and/or such Subsidiary shall have set aside on its books adequate reserves with respect thereto, and provided, further, that the Company, Cancable Parent and their respective Subsidiaries will pay all such taxes, assessments, charges or levies forthwith upon the commencement of proceedings to foreclose any lien which may have attached as security therefor.

If Company, Cancable Parent or any of their respective Subsidiaries shall be required by law to deduct or withhold in respect of any and all present or future taxes, levies, imposts, deductions and other governmental charges or withholdings, and all interest, penalties and other liabilities with respect thereto, imposed by any jurisdiction (or any political subdivision thereof) (“Taxes”) other than, with respect to the Purchaser, any Taxes (including income, branch profits or franchise taxes) imposed on or measured by its net income (“Indemnified Taxes”) from or in respect of any sum payable hereunder to the Purchaser, then:

(a)
the sum payable shall be increased by such additional amount (the “Additional Amount”) as necessary so that after making all required deductions and withholdings (including deductions and withholdings applicable to such Additional Amount) the Purchaser receives an amount equal to the sum it would have received had no such deductions or withholdings been made;

(b)
the Company, Cancable Parent or such Subsidiary shall make the appropriate deductions or withholdings and shall pay the full amount deducted or withheld to the relevant taxing authority or other authority in accordance with applicable law;

(c)
within thirty (30) days after the date of such payment, upon the Purchaser’s request, the Company, Cancable Parent or such Subsidiary shall furnish to the Purchaser the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment reasonably satisfactory to the Purchaser;

(d)
if the Company, Cancable Parent or such Subsidiary fails to pay amounts in accordance with paragraph (b) above, the Company, Cancable Parent or such Subsidiary shall indemnify the Purchaser for any incremental Indemnified Taxes that is paid by the Purchaser as a result of the failure;

(e)
the Company will indemnify the Purchaser for the full amount of any Taxes imposed by any jurisdiction and paid by the Purchaser with respect to any Additional Amount payable pursuant to paragraph (a) above and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes are correctly asserted; and

(f)
the indemnification contemplated in paragraphs (d) and (e) above shall be made within 30 days from the date the Purchaser makes written demand therefor (which demand shall identify the nature and amount of Taxes for which indemnification is being sought and shall include a copy of the relevant portion of any written assessment from the governmental authority demanding payment of such Taxes).

6.5	Insurance.

Each of the Company, Cancable Parent and their respective Subsidiaries will keep its assets which are of an insurable character insured by financially sound and reputable insurers against loss or damage by fire, explosion and other risks customarily insured against by companies in similar business similarly situated as the Company, Cancable Parent and their respective; and the Company, Cancable Parent and their respective Subsidiaries will maintain, with financially sound and reputable insurers, insurance against other hazards and risks and liability to persons and property to the extent and in the manner which the Company reasonably believes is customary for companies in similar business similarly situated as the Company, Cancable Parent and their respective Subsidiaries and to the extent available on commercially reasonable terms. The Company, Cancable Parent and each of their respective Subsidiaries will jointly and severally bear the full risk of loss from any loss of any nature whatsoever with respect to the assets pledged to the Purchaser as security for its obligations hereunder and under the Related Agreements. At the Company’s, Cancable Parent’s and each of their respective Subsidiaries’ joint and several cost and expense in amounts and with carriers reasonably acceptable to Purchaser, the Company, Cancable Parent and each of their respective Subsidiaries shall (i) keep all its insurable properties and properties in which it has an interest insured against the hazards of fire, flood, sprinkler leakage, those hazards covered by extended coverage insurance and such other hazards, and for such amounts, as is customary in the case of companies engaged in businesses similar to the Company’s, Cancable Parent or their respective Subsidiary’s including business interruption insurance; (ii) maintain a bond in such amounts as is customary in the case of companies engaged in businesses similar to the Company’s, Cancable Parent’s or their respective Subsidiary’s insuring against larceny, embezzlement or other criminal misappropriation of insured’s officers and employees who may either singly or jointly with others at any time have access to the assets or funds of the Company, Cancable Parent or any of their respective Subsidiaries either directly or through governmental authority to draw upon such funds or to direct generally the disposition of such assets; (iii) maintain public and product liability insurance against claims for personal injury, death or property damage suffered by others; (iv) maintain all such worker’s compensation or similar insurance as may be required under the laws of any state or jurisdiction in which the Company, Cancable Parent or their respective Subsidiary is engaged in business; and (v) furnish Purchaser with (x) copies of all policies and evidence of the maintenance of such policies at least thirty (30) days before any expiration date, (y) excepting the Company’s workers’ compensation policy, endorsements to such policies naming Purchaser as “co-insured” or “additional insured” and appropriate loss payable endorsements in form and substance satisfactory to Purchaser, naming Purchaser as loss payee, and (z) evidence that as to Purchaser the insurance coverage shall not be impaired or invalidated by any act or neglect of the Company, Cancable Parent or any Subsidiary and the insurer will provide Purchaser with at least thirty (30) days notice prior to cancellation. So long as the Note remains outstanding, the Company, Cancable Parent and each of their respective Subsidiary shall instruct the insurance carriers that in the event of any loss thereunder, the carriers shall make payment for such loss to the Company, Cancable Parent and/or the Subsidiary and Purchaser jointly. In the event that as of the date of receipt of each loss recovery upon any such insurance, the Purchaser has not declared an event of default with respect to this Agreement or any of the Related Agreements, then the Company, Cancable Parent and/or such Subsidiary shall be permitted to direct the application of such loss recovery proceeds toward investment in property, plant and equipment that would comprise “Collateral” secured by Purchaser’s security interest pursuant to its security agreement, with any surplus funds to be applied toward payment of the obligations of the Company to Purchaser. In the event that Purchaser has properly declared an event of default with respect to this Agreement or any of the Related Agreements, then all loss recoveries received by Purchaser upon any such insurance thereafter may be applied to the obligations of the Company hereunder and under the Related Agreements, in such order as the Purchaser may determine. Any surplus (following satisfaction of all Company obligations to Purchaser) shall be paid by Purchaser to the Company or applied as may be otherwise required by law. Any deficiency thereon shall be paid by the Company, Cancable Parent or their respective Subsidiaries, as applicable, to Purchaser, on demand. Notwithstanding anything herein or in any Related Agreement to the contrary, the Company shall obtain customary insurance and name the Purchaser as an additional insured and loss payee thereunder as soon as practicable following the Closing Date, and in any event within thirty days following the Closing Date.

6.6	Intellectual Property.

Each of the Company, Cancable Parent and each of their respective Subsidiaries shall maintain in full force and effect its existence, rights and franchises and all licenses and other rights to use Intellectual Property owned or possessed by it and reasonably deemed to be necessary to the conduct of its business.

6.7	Properties.

Each of the Company, Cancable Parent and each of their respective Subsidiaries will keep its properties in good repair, working order and condition, reasonable wear and tear excepted, and from time to time make all needful and proper repairs, renewals, replacements, additions and improvements thereto; and each of the Company, Cancable Parent and each of their respective Subsidiaries will at all times comply with each provision of all leases to which it is a party or under which it occupies property if the breach of such provision could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

6.8	Confidentiality.

Each of the Company and Cancable Parent on behalf of itself and its successors, assigns and Affiliates, agrees to use its best efforts to maintain as confidential all confidential information provided to it by the Purchaser, including, but not limited to, financial statements, certificates, reports, agreements and information, financial results, information that may constitute material non-public information and other information considered by the Purchaser to be confidential and proprietary and to use such information in compliance with all applicable laws, solely for the purpose of and as necessary to fulfill its obligations under this Agreement and will not reveal it to any third party without the express written consent of the Purchaser. Each of the Company and Cancable Parent will take appropriate measures to prevent its agents, employees and subcontractors from using or disclosing any such confidential information, except as is expressly permitted under this Agreement. Each of the Company and Cancable Parent agrees that it will not disclose, and will not include in any public announcement, the name of the Purchaser, unless expressly agreed to by the Purchaser or unless and until such disclosure is required by law or applicable regulation, and then only to the extent of such requirement and upon notice to the Purchaser. Notwithstanding the foregoing, the Company and Cancable Parent may disclose Purchaser’s identity and the terms of this Agreement to its current and prospective debt and equity financing sources and in its filings with the SEC.

6.9	Required Approvals.

Each of the Company and Cancable Parent, without the prior written consent of the Purchaser, shall not, and shall not permit any of their respective Subsidiaries to:

(a)
(i) directly or indirectly declare or pay any dividends, other than dividends paid to the Company or to Cancable Parent or any of their respective wholly-owned Subsidiaries, (ii) issue any preferred stock that is mandatorily redeemable prior to the one year anniversary of Maturity Date (as defined in the Note) or (iii) redeem any of its preferred stock or other equity interests other than, in the case of (i), contributions to the corporate expenses and overhead of Creative Vistas, Inc. not to exceed, when aggregated with all dividends and distributions made to CVAS and all management services and analogous fees paid to CVAS, Cdn.$350,000 per annum;

(b)
liquidate, dissolve or effect a material reorganization (it being understood that in no event shall the Company dissolve, liquidate or merge with any other person or entity (unless the Company is the surviving entity));

(c)
become subject to (including, without limitation, by way of amendment to or modification of) any agreement or instrument which by its terms would (under any circumstances) restrict the Company’s, Cancable Parent’s or any of their respective Subsidiaries right to perform the provisions of this Agreement, any Related Agreement or any of the agreements contemplated hereby or thereby;

(d)
materially alter or change the scope of the business of the Company, Cancable Parent and their respective Subsidiaries taken as a whole (other than as necessary or desirable to align such businesses with that of Creative Vistas, Inc. or its Subsidiaries);

(e)
(i) create, incur, assume or suffer to exist any indebtedness (exclusive of trade debt and debt incurred to finance the purchase of equipment (not in excess of five percent (5%) of the fair market value of the Company’s, Cancable Parent’s and their respective Subsidiaries’ assets) whether secured or unsecured other than (x) the Company’s indebtedness to the Purchaser, (y) indebtedness set forth on Schedule 6.12(e) attached hereto and made a part hereof and any refinancings or replacements thereof on terms no less favorable to the Purchaser than the indebtedness being refinanced or replaced, and (z) any debt incurred in connection with the purchase of assets in the ordinary course of business, or any refinancings or replacements thereof on terms no less favorable to the Purchaser than the indebtedness being refinanced or replaced; (ii) cancel any debt owing to it in excess of USD100,000 in the aggregate during any 12 month period; (iii) assume, guarantee, endorse or otherwise become directly or contingently liable in connection with any obligations of any other Person, except the endorsement of negotiable instruments by the Company for deposit or collection or similar transactions in the ordinary course of business or guarantees of indebtedness otherwise permitted to be outstanding pursuant to this clause (e);

(f)
create or acquire any Subsidiary after the date hereof unless (i) such Subsidiary is a wholly-owned Subsidiary of the Company and (ii) such Subsidiary becomes party to the Master Security Agreement, the Stock Pledge Agreement and the Subsidiary Guaranty (in each case, either by executing a counterpart thereof or an assumption or joinder agreement in respect thereof) and, to the extent reasonably required by the Purchaser, satisfies each condition of this Agreement and the Related Agreements as if such Subsidiary were a Subsidiary on the Closing Date; or

(g)
issue or sell any of the share capital in the Company and/or Cancable Parent or any rights, warrants or securities convertible into or exercisable or exchangeable for any share in the capital of the Company and/or Cancable Parent.

6.10	Opinion.

On the Closing Date, the Company will deliver to the Purchaser (i) an opinion reasonably acceptable to the Purchaser from the Company’s external corporate legal counsel in the form of Exhibit C hereto and (ii) an opinion reasonably acceptable to the Purchaser from the Company’s external tax counsel addressing issues of withholding tax in the form of Exhibit D hereto.

6.11	Margin Stock.

The Company will not permit any of the proceeds of the Note or the Option to be used directly or indirectly to “purchase” or “carry” “margin stock” or to repay indebtedness incurred to “purchase” or “carry” “margin stock” within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect.

6.12	Financing Right of First Refusal.

(a)
For a period of one hundred eighty (180) days following the Closing Date, each of the Company and Cancable Parent hereby grants to the Purchaser a right of first refusal to provide any Additional Financing (as defined below) to be issued by the Company, Cancable Parent and/or any of their respective Subsidiaries, subject to the following terms and conditions. From and after the date hereof, prior to the incurrence of any additional indebtedness and/or the sale or issuance of any equity interests of the Company, Cancable Parent or any of their respective Subsidiaries (other than (i) pursuant to options, warrants or other obligations to issue shares outstanding on the date hereof as disclosed to Purchaser in writing; (ii) pursuant to options that may be issued under any employee incentive stock option and/or any qualified stock option plan adopted by the Company; or (iii) securities issued pursuant to acquisitions or strategic transactions the primary purpose of which is not raising capital, so long as, in the case of this clause (iii), such shares of Common Stock so issued (or securities convertible into Common Stock so issued) are restricted and do not become freely or publicly traded in any respect prior to the two year anniversary of the issuance thereof) (each, an “Additional Financing”), the Company, Cancable Parent and/or any of their respective Subsidiaries, as the case may be, shall notify the Purchaser of its intention to enter into such Additional Financing. In connection therewith, the Company, Cancable Parent and/or the applicable Subsidiary thereof shall submit a fully executed term sheet (a “Proposed Term Sheet”) to the Purchaser setting forth the terms, conditions and pricing of any such Additional Financing (such financing to be negotiated on “arm’s length” terms and the terms thereof to be negotiated in good faith) proposed to be entered into by the Company, Cancable Parent and/or such Subsidiary. The Purchaser shall have the right, but not the obligation, to deliver its own proposed term sheet (the “Purchaser Term Sheet”) setting forth the terms and conditions upon which Purchaser would be willing to provide such Additional Financing to the Company, Cancable Parent and/or such Subsidiary. The Purchaser Term Sheet shall contain terms no less favorable to the Company, Cancable Parent and /or the Subsidiary than those outlined in Proposed Term Sheet. The Purchaser shall deliver such Purchaser Term Sheet within ten business days of receipt of each such Proposed Term Sheet. If the provisions of the Purchaser Term Sheet are at least as favorable to the Company, Cancable Parent and/or such Subsidiary, as the case may be, as the provisions of the Proposed Term Sheet, the Company, Cancable Parent and/or such Subsidiary shall (a) either enter into and consummate the Additional Financing transaction outlined in the Purchaser Term Sheet or (b) choose not to consummate such Additional Financing, in which case the Company shall be obligated to comply with the provisions of this Section 6.12 with respect to any future potential financing.

(b)
The Company and Cancable Parent will not, and will not permit their respective Subsidiaries to, agree, directly or indirectly, to any restriction with any person or entity which limits the ability of the Purchaser to consummate an Additional Financing with the Company, Cancable Parent or any of their respective Subsidiaries.

6.13	Account Agreements.

Forthwith following the Closing Date, the Company and Cancable Parent shall, and shall cause their respective Subsidiaries to, enter into agreements with the Purchaser and each bank at which an account identified in Schedule 4.25 is maintained, affording the Purchaser sole dominion and control over the account upon the occurrence and during the continuation of an event of default under the Note. The Company and Cancable Parent shall, and shall cause their respective Subsidiaries to, enter into a comparable agreement in relation to any account opened following the date hereof which may, in the ordinary course of business from time to time, have in excess of $50,000 on deposit.

7.	Covenants of the Purchaser.

The Purchaser covenants and agrees with the Company as follows:

7.1	Confidentiality.

The Purchaser on behalf of itself and its successors, assigns and Affiliates, agrees to use its best efforts to maintain as confidential all confidential information provided to it by the Company, including, but not limited to, financial statements, certificates, reports, agreements and information, financial results, information that may constitute material non-public information and other information considered by the Company to be confidential and proprietary and to use such information in compliance with all applicable laws, solely for the purpose of and as necessary to fulfill its obligations under this Agreement and will not reveal it to any third party without the express written consent of the Company. The Purchaser will take appropriate measures to prevent its agents, employees and subcontractors from using or disclosing any such confidential information, except as is expressly permitted under this Agreement. The Purchaser agrees that it will not disclose, and will not include in any public announcement, the name of the Company, unless expressly agreed to by the Company or unless and until such disclosure is required by law or applicable regulation, and then only to the extent of such requirement and upon notice to the Company.

7.2	Non-Public Information.

The Purchaser agrees not to effect any sales in the shares of the Company’s Common Stock while in possession of material, non-public information regarding the Company if such sales would violate applicable securities law.

7.3	Limitation on Acquisition of Common Stock of the Company.

Notwithstanding anything to the contrary contained in this Agreement, any Related Agreement or any document, instrument or agreement entered into in connection with any other transactions between the Purchaser and the Company, the Purchaser may not acquire stock in the Company (including, without limitation, pursuant to a contract to purchase, by exercising an option or warrant, by converting any other security or instrument, by acquiring or exercising any other right to acquire, shares of stock or other security convertible into shares of stock in the Company, or otherwise, and such contracts, options, warrants, conversion or other rights shall not be enforceable or exercisable) to the extent such stock acquisition would cause any interest (including any original issue discount) payable by the Company to the Purchaser not to qualify as “portfolio interest” within the meaning of Section 881(c)(2) of the Code, by reason of Section 881(c)(3) of the Code, taking into account the constructive ownership rules under Section 871(h)(3)(C) of the Code (the “Stock Acquisition Limitation”). The Stock Acquisition Limitation shall automatically become null and void without any notice to the Company upon the earlier to occur of either (a) the Company’s delivery to the Purchaser of a Notice of Redemption (as defined in the Note) or (b) the existence of an Event of Default (as defined in the Note or any other note issued by the Company to the Purchaser).

8.	Covenants of the Company and Purchaser Regarding Indemnification.

8.1	Company Indemnification.

Each of the Company and Cancable Parent agrees to indemnify, hold harmless, reimburse and defend the Purchaser, each of the Purchaser’s officers, directors, agents, affiliates, control persons, and principal shareholders, against any claim, cost, expense, liability, obligation, loss or damage (including reasonable legal fees) of any nature, incurred by or imposed upon the Purchaser which results, arises out of or is based upon: (i) any misrepresentation by the Company, Cancable Parent or any of their respective Subsidiaries or breach of any warranty by the Company, Cancable Parent or any of their respective Subsidiaries in this Agreement, any other Related Agreement or in any exhibits or schedules attached hereto or thereto; or (ii) any breach or default in performance by Company, Cancable Parent or any of their respective Subsidiaries of any covenant or undertaking to be performed by Company, Cancable Parent or any of their respective Subsidiaries hereunder, under any other Related Agreement or any other agreement entered into by the Company, Cancable Parent and/or any of their respective Subsidiaries and Purchaser relating hereto or thereto.

8.2	Purchaser’s Indemnification.

Purchaser agrees to indemnify, hold harmless, reimburse and defend the Company and each of the Company’s officers, directors, agents, affiliates, control persons and principal shareholders, at all times against any claim, cost, expense, liability, obligation, loss or damage (including reasonable legal fees) of any nature, incurred by or imposed upon the Company which results, arises out of or is based upon: (i) any misrepresentation by Purchaser or breach of any warranty by Purchaser in this Agreement or in any exhibits or schedules attached hereto or any Related Agreement; or (ii) any breach or default in performance by Purchaser of any covenant or undertaking to be performed by Purchaser hereunder, or any other agreement entered into by the Company and Purchaser relating hereto.

8.3	Offering Restrictions.

Neither the Company, Cancable Parent nor any of their respective Subsidiaries will, prior to the full repayment or conversion of the Note (together with all accrued and unpaid interest and fees related thereto), (x) enter into any equity line of credit agreement or similar agreement or (y) issue, or enter into any agreement to issue, any securities with a variable/floating conversion and/or pricing feature which are or could be (by conversion or registration) free-trading securities (i.e. common stock subject to a registration statement).

9.	Miscellaneous.

9.1	Governing Law.

THIS AGREEMENT AND EACH RELATED AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS. ANY ACTION BROUGHT BY EITHER PARTY AGAINST THE OTHER CONCERNING THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT AND EACH RELATED AGREEMENT SHALL BE BROUGHT ONLY IN THE STATE COURTS OF NEW YORK OR IN THE FEDERAL COURTS LOCATED IN THE STATE OF NEW YORK. BOTH PARTIES AND THE INDIVIDUALS EXECUTING THIS AGREEMENT AND THE RELATED AGREEMENTS ON BEHALF OF THE COMPANY AGREE TO SUBMIT TO THE JURISDICTION OF SUCH COURTS AND WAIVE TRIAL BY JURY. IN THE EVENT THAT ANY PROVISION OF THIS AGREEMENT OR ANY RELATED AGREEMENT DELIVERED IN CONNECTION HEREWITH IS INVALID OR UNENFORCEABLE UNDER ANY APPLICABLE STATUTE OR RULE OF LAW, THEN SUCH PROVISION SHALL BE DEEMED INOPERATIVE TO THE EXTENT THAT IT MAY CONFLICT THEREWITH AND SHALL BE DEEMED MODIFIED TO CONFORM WITH SUCH STATUTE OR RULE OF LAW. ANY SUCH PROVISION WHICH MAY PROVE INVALID OR UNENFORCEABLE UNDER ANY LAW SHALL NOT AFFECT THE VALIDITY OR ENFORCEABILITY OF ANY OTHER PROVISION OF THIS AGREEMENT OR ANY RELATED AGREEMENT. IF ANY PARTY SHALL COMMENCE AN ACTION OR PROCEEDING TO ENFORCE ANY PROVISIONS HEREOF, THEN THE PREVAILING PARTY IN SUCH ACTION OR PROCEEDING SHALL BE REIMBURSED BY THE OTHER PARTY FOR ITS ATTORNEYS FEES AND OTHER COSTS AND EXPENSES INCURRED WITH THE INVESTIGATION, PREPARATION AND PROSECUTION OF SUCH ACTION OR PROCEEDING.

9.2	Survival.

The representations, warranties, covenants and agreements made herein shall survive any investigation made by the Purchaser and the closing of the transactions contemplated hereby to the extent provided therein. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company and/or Cancable Parent pursuant hereto in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Company and/or Cancable Parent, as the case may be, hereunder solely as of the date of such certificate or instrument.

9.3	Successors.

Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, heirs, executors and administrators of the parties hereto and shall inure to the benefit of and be enforceable by each person who shall be a holder of the Securities from time to time. Purchaser may not assign its rights hereunder to a competitor of the Company.

9.4	Entire Agreement; Maximum Interest.

This Agreement, the Related Agreements, the exhibits and schedules hereto and thereto and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein. Nothing contained in this Agreement, any Related Agreement or in any document referred to herein or delivered in connection herewith shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum rate permitted by applicable law. In the event that the rate of interest or dividends required to be paid or other charges hereunder exceed the maximum rate permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by the Company to the Purchaser and thus refunded to the Company.

9.5	Severability.

In case any provision of the Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

9.6	Amendment and Waiver.

(a)	This Agreement may be amended or modified only upon the written consent of the Company, Cancable Parent and the Purchaser.

(b)	The obligations of the Company and Cancable Parent and the rights of the Purchaser under this Agreement may be waived only with the written consent of the Purchaser.

(c)	The obligations of the Purchaser and the rights of the Company and Cancable Parent under this Agreement may be waived only with the written consent of the Company and Cancable Parent.

9.7	Delays or Omissions.

It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party, upon any breach, default or non-compliance by another party under this Agreement or the Related Agreements, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or non-compliance, or any acquiescence therein, or of or in any similar breach, default or non-compliance thereafter occurring. All remedies, either under this Agreement or the Related Agreements, by law or otherwise afforded to any party, shall be cumulative and not alternative.

9.8	Notices.

All notices required or permitted hereunder shall be in writing and shall be deemed effectively given:

(a)	upon personal delivery to the party to be notified;

(b)	when sent by confirmed facsimile if sent during normal business hours of the recipient, if not, then on the next business day;

(c)	three (3) business days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or

(d)	one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt.

All communications shall be sent as follows:

If to the Company or Cancable Parent, to:

Cancable Inc.
2100 Forbes Street,
Units-8-10
Whitby, Ontario, L1N 9T3
Canada
Telephone: 905.666.8676
Facsimile: 905.666.9795
Attention: Chief Financial Officer

with a copy to (which shall not constitute notice):

Andrew J. Beck, Esq.
Torys LLP
237 Park Avenue
20th Floor
New York, NY 10017
Facsimile: (212) 682-0200

If to the Purchaser, to:

Laurus Master Fund, Ltd.
c/o M&C Corporate Services Limited
P.O. Box 309 GT
Ugland House
South Church Street
George Town
Grand Cayman, Cayman Islands
Facsimile: 345-949-8080

with a copy to:

John E. Tucker, Esq.
825 Third Avenue
14th Floor
New York, NY 10022
Facsimile: 212-541-4434

or at such other address as the Company, Cancable Parent or the Purchaser may designate by written notice to the other parties hereto given in accordance herewith.

9.9	Attorneys’ Fees.

In the event that any suit or action is instituted to enforce any provision in this Agreement or any Related Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement and/or such Related Agreement, including, without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

9.10	Titles and Subtitles.

The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

9.11	Facsimile Signatures; Counterparts.

This Agreement may be executed by facsimile signatures and in any number of counterparts, each of which shall be an original, but all of which together shall constitute one agreement.

9.12	Broker’s Fees.

Except as set forth on Schedule 11.12 hereof, each party hereto represents and warrants that no agent, broker, investment banker, person or firm acting on behalf of or under the authority of such party hereto is or will be entitled to any broker’s or finder’s fee or any other commission directly or indirectly in connection with the transactions contemplated herein. Each party hereto further agrees to indemnify each other party for any claims, losses or expenses incurred by such other party as a result of the representation in this Section 9.12 being untrue.

9.13	Construction.

Each party acknowledges that its legal counsel participated in the preparation of this Agreement and the Related Agreements and, therefore, stipulates that the rule of construction that ambiguities are to be resolved against the drafting party shall not be applied in the interpretation of this Agreement or any Related Agreement to favor any party against the other.

9.14	Currency Indemnity.

If, for the purposes of obtaining judgment in any court in any jurisdiction with respect to this Agreement or any of the Related Agreements, it becomes necessary to convert into the currency of such jurisdiction (the “Judgment Currency”) any amount due under this Agreement or under any of the Related Agreements in any currency other than the Judgment Currency (the “Currency Due”), then conversion shall be made at the Exchange Rate at which the Purchaser is able, on the relevant date, to purchase the Currency Due with the Judgment Currency prevailing on the Business Day before the day on which judgment is given. In the event that there is a change in the rate of Exchange Rate prevailing between the Business Day before the day on which the judgment is given and the date of receipt by the Purchaser of the amount due, Company will, on the date of receipt by the Purchaser, pay such additional amounts, if any, or be entitled to receive reimbursement of such amount, if any, as may be necessary to ensure that the amount received by the Purchaser on such date is the amount in the Judgment Currency which when converted at the rate of exchange prevailing on the date of receipt by the Purchaser is the amount then due under this Agreement or such of the Related Agreements in the Currency Due. If the amount of the Currency Due which the Purchaser is able to purchase is less than the amount of the Currency Due originally due to it, Company shall indemnify and save the Purchaser harmless from and against loss or damage arising as a result of such deficiency. The indemnity contained herein shall constitute an obligation separate and independent from the other obligations contained in this Agreement and the Related Agreements, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by the Purchaser from time to time and shall continue in full force and effect notwithstanding any judgment or order for a liquidated sum in respect of an amount due under this Agreement or any of the Related Agreements or under any judgment or order.

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IN WITNESS WHEREOF, the parties hereto have executed the SECURITIES PURCHASE AGREEMENT as of the date set forth in the first paragraph hereof.

COMPANY:	PURCHASER:

CANCABLE, INC.		LAURUS MASTER FUND, LTD.
Per:	/s/ Ross Jepson	/s/ David Grin
	Name: Ross Jepson	Name: David Grin
	Title: President	Title: Director

CANCABLE HOLDING CORP.
Per:	/s/ Sayan Navaratnam
Name: Sayan Navaratnam
Title: Chairman and CEO

Exhibit “A”
FORM OF NOTE

Exhibit “B”
FORM OF OPTION

Exhibit “C”
FORM OF TAX OPINION

Exhibit “D”
FORM OF OPINION

Exhibit “E”
FORM OF ESCROW AGREEMENT